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                                                                    Exhibit 23.1

PRICEWATERHOUSECOOPERS [LOGO]
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                                                     PricewaterhouseCoopers LLP
                                                     1301 Avenue of the Americas
                                                     New York NY 10019-6013
                                                     Telephone (212) 259 1000
                                                     Facsimile (212) 259 1301

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 4, 2000, except as to Note 18, which is as of March 20, 2000, relating to the financial statements and financial statement schedule of Broadview Networks Holdings Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York
March 20, 2000